Exhibit 10.11

LINCOLN EDUCATIONAL SERVICES CORPORATION

2005 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

1.                                      Purpose of the Plan

The Plan is intended to encourage ownership of Common Stock by Non-Employee Directors of the Company, upon whose judgment and interest the Company is dependent for its successful operation and growth, in order to increase their proprietary interest in the Company’s success and to encourage them to serve as directors of the Company.

2.                                      Definitions and Rules of Construction

(a)           Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Award” means an award of Restricted Stock or Restricted Stock Units made pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award.  An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Non-Employee Director.

“Board” means the Board of Directors of the Company, including any directors who may be participants in the Plan.

“Change in Control” means a “Change in Control” as defined in the Company’s 2005 Long-Term Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, no par value per share, or such other class of share or other securities as may be applicable under Section 9(b) hereof.

“Company” means Lincoln Education Services Corporation, or any successor to substantially all of its business.

“Date of Grant” means the date on which a Non-Employee Director is granted an Award.

“Deferral Election” means a Non-Employee Director’s irrevocable, written election to defer his Award of Restricted Stock in accordance with Section 8 hereof.

“Deferral Plan” means the Company’s 2005 Deferred Compensation Plan or any successor plan thereto.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable.

“Non-Employee Director” means a director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Plan” means this Lincoln Educational Services Corporation 2005 Non-Employee Directors Restricted Stock Plan, as described herein.

“Plan Limit” has the meaning assigned to such term in Section 5 hereof.

“Restricted Stock” means restricted shares of Common Stock granted to a Non-Employee Director pursuant to Section 7 hereof.  One share of Restricted Stock corresponds to one share of Common Stock.

“Restricted Stock Units” mean a contractual right to receive shares of Common Stock at a subsequent date upon satisfaction of the conditions to vesting and settlement pursuant to Section 8 hereof.  One Restricted Stock Unit corresponds to one share of Common Stock.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a Subsidiary for purposes of the Plan.

“Vesting Date” has the meaning assigned to such term in Section 8(c) hereof.

(b)           Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.                                      Administration

(a)           Authority.  Subject to the provisions of Section 12 hereof, the Committee shall have authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan, including, without limitation, factual and legal determinations; provided, however, that no such interpretation or determination shall change or affect the selection of persons eligible to receive an Award under the Plan, the number of shares authorized under the Plan or the terms and conditions thereof.  The interpretation and construction by the Committee of any provision of the Plan or of any Award Document shall be final, binding and conclusive on all parties.

(b)           Delegation.  The Committee may designate one or more employees of the Company to carry out the day-to-day aspects of the Committee’s responsibilities under such conditions as it may set.

4.                                      Eligibility

Awards under the Plan shall be granted pursuant to the provisions hereof to persons who are Non-Employee Directors.

5.                                      Plan Limit

Subject to Section 9(b) hereof, the Company is authorized to issue up to 100,000 shares of Common Stock under the Plan (the “Plan Limit”).  Such shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

6.                                      Awards in General

(a)           General.  The terms and conditions of each Award shall be set forth in an Award Document, which shall contain terms and conditions not inconsistent with the Plan.  Each Award made to a Non-Employee Director under the Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.

(b)           Effect of Termination of Service.  Notwithstanding any provision of the Plan to the contrary, in the event that a Non-Employee Director’s service on the Board terminates, the

Committee shall have full authority and discretion to accelerate the vesting of an Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time.  In the absence of any action by the Committee to the contrary, upon such termination of service, the Non-Employee Director’s Award shall, to the extent unvested, be immediately forfeited as of such date of termination of service.  The date of a Non-Employee Director’s termination of service from the Board for any reason shall be determined in the sole discretion of the Committee.

7.                                      Terms and Conditions of Restricted Stock Awards

The terms of this Section 7 are subject to the terms and provisions set forth above in Section 6.

(a)           Initial Grant of Restricted Stock.  Subject to the provisions of Section 8, each Non-Employee Director shall receive an Award of shares of Restricted Stock equal to $60,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant) or such other amount as the Committee may determine from time to time for service as a director of the Company on the first day of the calendar month following the later of (i) the month in which such Non-Employee Director becomes a Non-Employee Director and (ii) the date of consummation of the Company’s initial public offering.

(b)           Annual Grants of Restricted Stock.  Subject to the provisions of Sections 7 and 8, as of the date of each Annual Meeting commencing in 2006, each Non-Employee Director shall automatically receive an Award of shares of Restricted Stock equal to $30,000 (based on the Fair Market Value of a share of Common Stock on the Date of Grant) for service as a director of the Company, provided that such Non-Employee Director shall continue to serve as a director of the Company immediately after such Annual Meeting, provided further that if a person is elected, appointed or otherwise becomes a Non-Employee Director during a period of 60 days prior to the Annual Meeting in any year, then such Non-Employee Director shall not receive any Award of Restricted Stock pursuant to this Section 7(b) for such year.

(c)           Vesting.  An Award of Restricted Stock shall vest and become nonforfeitable at a rate of 33 1/3% on each of the first, second and third anniversaries of the Date of Grant (subject to early vesting, if so provided by the Committee in its sole discretion in the applicable Award Document or at a subsequent time, upon a Change in Control of the Company).

(d)           Issuance of Shares.  A certificate representing the whole shares of Common Stock covered by an Award of Restricted Stock shall be issued in the Non-Employee Director’s name, subject to the terms and conditions of the Plan and the applicable Award Document, promptly after the Date of Grant, and such a Non-Employee Director shall be deemed to own such number of whole shares of Common Stock, including, without limitation, for purposes of dividends and voting, as of the Date of Grant.  The Board may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Eligible Director shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award of Restricted Stock.

(e)           Restrictions on Transfer of Restricted Stock.  Unless the Committee determines otherwise, Restricted Stock shall not be transferable other than by the laws of descent and distribution until such Restricted Stock has vested pursuant to Section 7(c) but, in no event, prior to the expiration of a period of six (6) months from the Date of Grant.

8.                                      Deferral Election; Terms and Conditions of Restricted Stock Unit Awards

The terms of this Section 8 are subject to the terms and provisions set forth above in Section 6.

(a)           Deferral Election.  Notwithstanding any provision of Section 7, each Non-Employee Director shall be given the opportunity to irrevocably elect to defer under the Deferral Plan receipt of all or any portion of an Award of Restricted Stock otherwise receivable by him under paragraph (a) or (b) of Section 7 through a Deferral Election.  Any Deferral Election must be made by a Non-Employee Director within the requisite time specified by the Committee, but in no event later than December 31 of the taxable year prior to the year in which the applicable Award of Restricted Stock is granted to such Non-Employee Director.

(b)           Grant of Restricted Stock Units.  When a Non-Employee Director makes a Deferral Election, he shall receive a number of Restricted Stock Units in lieu of, and equal to, the number of shares of Restricted Stock that is subject to such Deferral Election.  The Non-Employee Director shall receive an Award of these Restricted Stock Units on the same date that the Award of Restricted Stock subject to the Deferral Election otherwise would have been granted to him under paragraph (a) or (b), as applicable, of Section 7.  Except as otherwise provided by the Committee in any Award Document, the terms and conditions applicable to an Award of Restricted Stock Units are described in this Section 8.

(c)           Vesting.  An Award of Restricted Stock Units shall vest and become nonforfeitable at a rate of 33 1/3% on each of the first, second and third anniversaries of the Date of Grant (each, a “Vesting Date”) (subject to early vesting, if so provided by the Committee in its sole discretion in the applicable Award Document or at a subsequent time, including, without limitation, upon a Change in Control of the Company).

(d)           No Issuance of Shares; Deferral.  Subject to Section 8(f), upon an Award of Restricted Stock Units, or a portion thereof, becoming vested, no shares of Common Stock shall be issued to the Non-Employee Director.  Instead, the Restricted Stock Units shall be credited, without any further action on the part of the Non-Employee Director, to the Non-Employee Director’s deferred compensation account under the Deferral Plan on the applicable Vesting Date.  Any Restricted Stock Units credited to the Deferral Plan shall be held in the Deferral Plan as Restricted Stock Units until such time as they are settled through the delivery of shares of Common Stock in accordance with the terms and conditions of the Deferral Plan.

(e)           Restrictions on Transfer of Restricted Stock Units.  Unless the Committee determines otherwise, Restricted Stock Units shall not be transferable other than by the laws of descent and distribution.

(f)            Dividend Equivalent Payments.  Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the shares of Common Stock underlying an Award of Restricted Stock Units, or a portion thereof, before such Restricted Stock Units are credited to the Deferral Plan in accordance with the terms of Section 8(d), the Company shall maintain a bookkeeping record to which such amount of the dividend or distribution in respect of such shares of Common Stock shall be credited to an account for the Non-Employee Director and distributed in whole shares of Common Stock at the time the Award, or portion thereof is vested.

(g)           No Rights as a Stockholder.  Except as otherwise provided by the Committee in the applicable Award Document, a Non-Employee Director shall have no rights as a stockholder with respect to any Awards of Restricted Stock Units or any value thereof deferred under the Deferral Plan.

9.                                      No Restriction on Right of Company to Effect Corporate Changes

(a)           Authority of the Company and Stockholders.  The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5 hereof may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions to which the underlying Award is subject.

10.                               Miscellaneous

(a)           Tax Withholding.  The Company shall require as a condition to delivery of shares of Common Stock that the Non-Employee Director remit an amount sufficient to satisfy all applicable tax withholding requirements (if any) and any or all indebtedness or other obligation of the Non-Employee Director to the Company or any of its Subsidiaries.

(b)           No Right to Continued Directorship.  Nothing in the Plan shall confer upon any Non-Employee Director the right to continue as a director of the Company or affect any right that the Company or any Non-Employee Director may have to terminate the service of such Non-Employee Director.

(c)           Section 16(b) of the Exchange Act.  The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act.  Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(d)           Securities Law Restrictions.  The Committee may require each Non-Employee Director purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Non-Employee Director is acquiring the shares of Common Stock for investment purposes and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares of Common Stock are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)           Governing Law.  The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

(f)            Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(g)           Section 409A of the Code.  If any provision of the Plan or an Award Document contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Document shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

11.                               Term of the Plan

Unless earlier terminated pursuant to Section 12 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding.

12.                               Amendment and Termination

The Plan may be terminated and may be modified or amended by the Board at any time and from time-to-time; provided, however, that (i) no modification or amendment shall be effective without stockholder approval if such approval is required by law or under the rules of Nasdaq or the stock exchange on which the shares are listed, and (ii) no such termination, modification, or amendment of the Plan shall adversely alter or affect the terms of any then outstanding Awards previously granted hereunder without the consent of the holder thereof.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (a) comply with, or take into account changes in applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.